EXHIBIT 10.11


                                AGREEMENT


     It is agreed this first day of August 2001, by and between and among Bion Environmental Technologies, Inc. ("BION") and D2CO, LLC, Southview, Inc. and Atlantic Partners, LLC (collectively "D2") as follows:

1. BION and D2 agree to execute the documents attached as Exhibit A to effect the "Deferred Compensation" arrangement, which was agreed to during December 2000. Each party will take such actions and execute such additional documents as may be necessary related thereto.

2. D2 and BION hereby agree to execute the Stock Voting Agreement attached hereto as Exhibit B.

3. a) BION and D2 agree to release Jon Northrop from the restrictions related to sale of BION Securities set forth in the Shareholders Agreement dated December 23, 1999, as amended ("Shareholder Agreement").

    b) BION and D2 agree to be bound by the extensions/amendments to the Shareholder Agreement set forth at paragraph 5 of the agreement between BION and "FIRST PARTIES" attached hereto as Exhibit C.

4. a) Upon the earlier of i) completion of financing or series of financings ("Financing") large enough to "trigger" the conversion of BION's outstanding Bridge Notes and 2001 Convertible Notes (collectively "CV Notes") into BION common stock; or ii) conversion of the CV Notes into BION common stock on April 29, 2002, the outstanding Class SV1 and SV2 Warrants owned by D2 shall be adjusted ("Adjusted Warrants") so that D2 owns Adjusted Warrants to purchase a number of shares of BION common stock equal 20% of the "fully-diluted" outstanding shares, calculated by including i) the Adjusted Warrants
ii) the securities issued in the conversions of the CV Notes and other notes,
iii) the securities issued in connection with the Financing, and iv) other outstanding options, warrants and/or convertible promissory notes which re exercisable or convertible, as applicable, at a price equal to or lower than the exercise price of the Adjusted Warrants, which Adjusted Warrants shall have the same expiration date as the current SV1 and SV2 Warrants and shall have an exercise price equal to the lower of $1.00 per share or the conversion price of the CV Notes, provided, however, that for purposes of calculating the number of Adjusted Warrants no securities outstanding related to any portion of a Financing aggregating greater than $10,000,000 shall be included in the calculation.

    b) In partial consideration of 4a) above, Southview hereby extends the term of the outstanding promissory note (with a balance (principal plus interest) of $521,039.81 as of July 31, 2001) attached hereto as Exhibit D so that such promissory note shall be repaid from the proceeds of the Financing.

5. The agreement is subject to ratification by BION's Board of Directors on or before September 15, 2001.



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Bion Environmental Technologies, Inc.   D2CO, LLC


By: /s/ Mark A. Smith, Chairman         By:
    ---------------------------------      -------------------------------
       Authorized Officer                      Authorized Officer


                                        Southview, Inc.

                                        By:
                                           -------------------------------
                                             Authorized Officer


                                        Atlantic Partners, LLC

                                        By:
                                           -------------------------------
                                             Authorized Officer